EXHIBIT 99

SP Plus Corporation Announces Third Quarter and Year-to-Date 2019 Results

--Year-over-Year Increases Across Key Metrics Driven By Organic and Acquisition Growth--
--Long-term Strategic Growth Initiatives Gaining Traction--

CHICAGO, Oct. 30, 2019 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its third quarter 2019 results.

Third Quarter / Nine Month Commentary

G Marc Baumann, Chief Executive Officer, stated, “We produced significant year-over-year increases across key metrics in the third quarter. Gross profit increased 30% in the third quarter, driven by organic gross profit growth of 9% and the contribution from last December’s Bags acquisition. Adjusted EBITDA increased 23% in the third quarter, despite higher G&A costs mostly due to increased accruals for performance-based compensation.  Strong third quarter results drove year-to-date gross profit growth of 28% and Adjusted EBITDA growth of 26%.

“Positive third quarter and nine-month year-over-year comparisons represented broad-based growth across key verticals and geographies. Our results continue to reflect the Company’s execution on strategic initiatives to drive long-term growth through our focus on high value verticals, cross-sell opportunities resulting from the Bags acquisition, and the ongoing development of national accounts. Strong brand recognition, advanced technology tools, and superior customer service are enabling SP+ to sell-in additional services that help existing clients alleviate congestion and optimize the end-consumer experience while also improving their bottom line results. In the third quarter, we were named a preferred provider to a large commercial real estate firm that manages over 4.6 billion square feet of commercial real estate.  We continue active discussions with national hospitality interests and large healthcare systems to gain preferred provider status with them.

“The Bags acquisition performed in-line with third-quarter expectations. As North America’s only TSA-approved multi-airline remote check-in provider, Bags is in a unique position to penetrate this untapped market, and the combination of Bags and SP+ enables us to capture significant cross-sell opportunities. While these revenue synergies tend to have longer sales cycles, we are pleased with the progress made to date, including some recent wins, and we believe that our efforts will contribute to gross profit growth in 2020.”

Financial Summary

In millions except per share	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$58.7	$58.7	$45.0	$45.0
General and administrative expenses (2)	$26.0	$26.0	$18.7	$18.1
Net income attributable to SP Plus(2)	$14.2	$16.9	$13.5	$15.5
Earnings per share (EPS) (2)	$0.64	$0.77	$0.60	$0.69
EBITDA (1),(2)	$31.8	$31.8	$25.3	$25.9
Net cash provided by operating activities	$33.5	NA	$10.3	NA
Free cash flow (1)	$29.8	NA	$8.1	NA

In millions except per share	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2018
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$173.8	$173.8	$135.6	$135.6
General and administrative expenses (2)	$80.8	$79.5	$63.3	$59.9
Net income attributable to SP Plus(2)	$40.0	$48.7	$44.1	$42.8
Earnings per share (EPS) (2)	$1.78	$2.17	$1.95	$1.89
EBITDA (1),(2)	$90.8	$92.1	$69.8	$73.3
Net cash provided by operating activities	$54.8	NA	$35.6	NA
Free cash flow (1)	$44.3	NA	$29.1	NA

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) Adjusted gross profit, adjusted general and administrative expenses, adjusted net income attributable to SP Plus, adjusted earnings per share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring, acquisition and integration costs, including costs incurred to evaluate potential acquisitions, (b) the amortization of acquired intangible assets, (c) the net loss or gains and the financial results related to sold businesses, (d) the equity in income or losses from investment in unconsolidated entities, and (e) non-routine tax items.  Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Third Quarter Operating Results

Reported and adjusted gross profit in the third quarter increased 30% in 2019 to $58.7 million, up from $45.0 million in the same quarter of 2018.  The year-over-year increase in reported and adjusted gross profit was due to the acquisition of Bags in the fourth quarter of 2018, organic growth of 9% that was driven by strong year-over-year growth from existing business (i.e., same operating locations), and new business added during this period that significantly outpaced the impact of contract terminations.

Reported general and administrative (“G&A”) expenses for the third quarter of 2019 were $26.0 million compared to $18.7 million in the same period of 2018, an increase of $7.3 million or 39%.  Adjusted G&A expenses for the third quarter of 2019 were $26.0 million, an increase of $7.9 million or 43% from the same quarter of 2018.  Adjusted G&A was higher than last year due primarily to the acquisition of Bags in the fourth quarter of 2018, as well as higher compensation and benefit costs, including costs related to the Company’s performance-based compensation programs.

Reported net income attributable to SP Plus and reported earnings per share were $14.2 million and $0.64 per share, respectively, in the third quarter of 2019 as compared to $13.5 million and $0.60 per share, respectively, in the same period of 2018.  Adjusted earnings per share increased $0.08 per share, or 12%, to $0.77 for the third quarter of 2019 from $0.69 for the third quarter of 2018, primarily driven by the addition of the Bags business, which was partially offset by higher interest expense on debt used to fund the acquisition and higher depreciation and amortization costs related to capital leases.  In addition, lower weighted average shares outstanding for the quarter due to share repurchases benefitted earnings per share by $0.02.  Adjusted earnings per share for both periods excludes amortization of all recognized intangible assets from completed acquisitions.

EBITDA and adjusted EBITDA increased by 26% and 23%, respectively, over the third quarter of 2018 due to the above-identified factors that affected reported and adjusted gross profit and reported and adjusted G&A.

Year-to-Date Operating Results

Reported and adjusted gross profit in the first nine months of 2019 increased 28% to $173.8 million, as compared to $135.6 million in the same period of 2018.  The year-over-year increase in reported and adjusted gross profit was due to the fourth quarter 2018 acquisition of Bags as well as strong organic growth of 6%.

Reported general and administrative (“G&A”) expenses for the first nine months of 2019 were $80.8 million as compared to $63.3 million in the same period of 2018, an increase of $17.5 million, or 28%.  Adjusted G&A expenses for the first nine months of 2019 were $79.5 million, an increase of $19.6 million, or 33%, from the same period of 2018.  Adjusted G&A was higher than last year due primarily to the acquisition of Bags in the fourth quarter of 2018, higher compensation and benefit costs, as well as the non-recurrence of a $1.7 million cost recovery received from a vendor partner that reduced G&A in the second quarter of 2018.

Reported net income attributable to SP Plus and reported earnings per share were $40.0 million and $1.78 per share, respectively, in the first nine months of 2019 as compared to $44.1 million and $1.95 per share, respectively, in the same period of 2018, with $0.33 per share of the decrease attributable to the net gain from the first quarter 2018 sale of a joint venture interest.  Adjusted earnings per share increased by $0.28 per share, or 15%, to $2.17 for the first nine months of 2019 from $1.89 for the first nine months of 2018, primarily driven by the results of the acquired Bags business and strong organic growth, which was partially offset by higher interest expense on debt used to fund the acquisition and higher depreciation and amortization costs related to capital leases.  Lower weighted average shares outstanding for the year-to-date period due to share repurchases benefitted earnings per share by $0.03.

Reported and adjusted EBITDA increased 30% and 26%, respectively, over the first nine months of 2018 due to the above-identified factors that affected reported and adjusted gross profit and reported and adjusted G&A.

Net cash from operations of $54.8 million was generated during the first nine months of 2019 and free cash flow was $44.3 million, as compared to $35.6 million net cash from operations and free cash flow of $29.1 million generated in the first nine months of 2018.

2019 Outlook

Mr. Baumann stated, “Year-to-date results set the stage for significant growth for SP+ for full year 2019. Importantly, this performance has reflected a positive mix of organic and acquisition growth, thanks to the successful implementation of business development strategies and the addition of Bags, which has considerable runway to expand its core operations.

“We are pleased to reaffirm our full-year 2019 guidance for net income, EPS, EBITDA and free cash flow, noting our first nine month results position us to achieve the upper end of the previously provided ranges. In line with our balanced capital allocation strategy, we repurchased $18.7 million of common stock during the third quarter and an additional $6.3 million subsequent to the end of the quarter (through October 29th), for a total of $38.6 million repurchased since the start of 2019. We will continue to repurchase shares opportunistically under the $34 million remaining on our repurchase authorization.

“SP+’s value propositions are resonating with clients across our key verticals, which underpins our confidence heading into 2020”, Mr. Baumann concluded.

Conference Call

The Company's quarterly earnings conference call will be held at 8:00 a.m. (Central Time) on October 31, 2019 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption "2019 Outlook," statements regarding the Company’s expectations regarding sustainable gross profit growth, statements regarding the Company’s share repurchase programs, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "plan," "guidance," "will," “are to be” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: intense competition; the Company’s ability to successfully effect its strategic growth plan, changing consumer preferences; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; risk that insurance reserves are inadequate; losses not covered by insurance; risks relating to the Company’s acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risks due to the Company’s substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company’s indebtedness; the phase-out of the London Interbank Offered Rate (“LIBOR”) could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future debt financing; adverse litigation judgments or settlements; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; failure to reduce the cost of risk; labor disputes; failure to attract and retain senior management and other qualified personnel; weather conditions, natural disasters, and military or terrorist attacks could disrupt business; seasonal fluctuations; goodwill impairment charges or impairment of long-lived assets; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company’s competitors or clients for parking-related assets; lack of availability of adequate capital to grow the Company’s business; the Company's ability to obtain performance bonds; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks associated with joint ventures; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Stock Repurchase Programs

The Company’s stock purchase programs do not obligate the Company to acquire any particular dollar amount or number of shares or to acquire shares on any particular timetable, and the programs may be suspended at any time at the Company’s discretion.  The Company will make any repurchases of shares on the open market, which may include repurchases pursuant to Rule 10b5-1 trading plans, at times and prices considered appropriate, from time to time at the discretion of the Company, and subject to its assessment of alternative uses of capital, stock trading price, general market conditions and applicable regulatory and legal factors.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) restructuring, acquisition and integration related costs, including costs incurred to evaluate acquisitions; (ii) non-routine settlements; (iii) the amortization of acquired intangible assets; (iv) the impact of non-routine asset sales or dispositions; (v) the net loss or gains and the financial results related to sold businesses; (vi) the equity in income or losses from investment in unconsolidated entities; and (vii) non-routine tax items. Pre-tax adjustments are tax affected at a statutory tax rate of 26% for 2018 and 27% for 2019, for adjusted net income and adjusted EPS purposes.

The Company defines EBITDA, a non-GAAP financial measure, as U.S GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, and (v) equity in the gains or losses from investment in unconsolidated entities. Adjusted EBITDA excludes items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of EBITDA and adjusted EBITDA provide useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash from operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distribution to non-controlling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, free cash flow and organic gross profit should not be considered in isolation of, or as alternatives to, or more meaningful indicators of the Company's operating performance or liquidity than, gross profit, G&A, net income, EPS, or net cash provided by operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

SP Plus Corporation
Condensed Consolidated Balance Sheets
(millions, except for share and per share data)	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Cash and cash equivalents	$29.6	$39.9
Notes and accounts receivable, net	150.0	150.7
Prepaid expenses and other	15.7	17.2
Total current assets	195.3	207.8
Leasehold improvements, equipment and construction in progress, net	43.2	40.3
Right-of-use assets	444.5	—
Other assets
Advances and deposits	4.2	4.2
Other intangible assets, net	154.6	166.0
Favorable acquired lease contracts, net	—	17.6
Equity investments in unconsolidated entities	10.4	9.8
Other assets, net	20.3	17.3
Deferred taxes	13.1	14.6
Cost of contracts, net	4.5	9.2
Goodwill	585.7	585.5
Total other assets	792.8	824.2
Total assets	$1,475.8	$1,072.3
Liabilities and stockholders’ equity
Accounts payable	$102.5	$110.1
Accrued rent	18.2	23.5
Compensation and payroll withholdings	24.2	25.8
Property, payroll and other taxes	8.7	9.5
Accrued insurance	19.0	19.7
Accrued expenses	40.0	45.1
Short-term lease liabilities	117.1	—
Current portion of long-term obligations under credit facility and other long-term borrowings	14.4	13.2
Total current liabilities	344.1	246.9
Long-term borrowings, excluding current portion
Obligations under credit facility	340.6	360.9
Other long-term borrowings	15.1	12.6
	355.7	373.5
Long-term lease liabilities	338.4	—
Unfavorable acquired lease contracts, net	—	24.7
Other long-term liabilities	59.3	58.6
Total noncurrent liabilities	753.4	456.8
Stockholders’ equity
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized as of September 30, 2019 and December 31, 2018; no shares issued	—	—
Common stock, par value $0.001 per share; 50,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 22,948,766 and 22,783,976 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	—
Treasury stock, at cost; 1,263,642 and 305,183 shares as of September 30, 2019 and December 31, 2018, respectively	(39.8)	(7.5)
Additional paid-in capital	260.8	257.7
Accumulated other comprehensive loss	(3.3)	(2.4)
Retained earnings	160.6	120.7
Total SP Plus Corporation stockholders’ equity	378.3	368.5
Noncontrolling interest	—	0.1
Total stockholders’ equity	378.3	368.6
Total liabilities and stockholders’ equity	$1,475.8	$1,072.3
Total liabilities and stockholders' equity	$1,475.8	$1,072.3

SP Plus Corporation
Condensed Consolidated Statements of Income
	Three Months Ended		Nine Months Ended
(millions, except for share and per share data) (unaudited)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Services revenue
Lease type contracts	$104.6	$104.7	$307.6	$311.6
Management type contracts	132.6	82.6	395.4	264.8
	237.2	187.3	703.0	576.4
Reimbursed management type contract revenue	181.4	174.8	539.2	514.8
Total services revenue	418.6	362.1	1,242.2	1,091.2
Cost of services
Lease type contracts	93.0	94.2	274.5	283.2
Management type contracts	85.5	48.1	254.7	157.6
	178.5	142.3	529.2	440.8
Reimbursed management type contract expense	181.4	174.8	539.2	514.8
Total cost of services	359.9	317.1	1,068.4	955.6
Gross profit
Lease type contracts	11.6	10.5	33.1	28.4
Management type contracts	47.1	34.5	140.7	107.2
Total gross profit	58.7	45.0	173.8	135.6
General and administrative expenses	26.0	18.7	80.8	63.3
Depreciation and amortization	7.3	4.2	21.8	12.7
Operating income	25.4	22.1	71.2	59.6
Other expenses (income)
Interest expense	4.8	2.1	14.7	6.5
Interest income	(0.1)	(0.1)	(0.3)	(0.3)
Equity in earnings from investment in unconsolidated entity	—	—	—	(10.1)
Total other expenses (income)	4.7	2.0	14.4	(3.9)
Earnings before income taxes	20.7	20.1	56.8	63.5
Income tax expense	5.7	5.6	14.6	16.9
Net income	15.0	14.5	42.2	46.6
Less: Net income attributable to noncontrolling interest	0.8	1.0	2.2	2.5
Net income attributable to SP Plus Corporation	$14.2	$13.5	$40.0	$44.1
Common stock data
Net income per common share
Basic	$0.64	$0.60	$1.79	$1.97
Diluted	$0.64	$0.60	$1.78	$1.95
Weighted average shares outstanding
Basic	21,945,129	22,439,884	22,277,852	22,370,789
Diluted	22,038,905	22,626,746	22,411,965	22,607,274

SP Plus Corporation
Condensed Consolidated Statements of Cash Flows
	Nine Months Ended
(millions) (unaudited)	September 30, 2019	September 30, 2018
Operating activities
Net income	$42.2	$46.6
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	21.8	13.4
Net amortization of acquired lease contracts	—	(0.5)
Net equity in earnings of unconsolidated entities (net of distributions)	(0.6)	(0.4)
Gain on sale of equity method investment in unconsolidated entity	—	(10.1)
Amortization of debt issuance costs	0.4	0.6
Amortization of original discount on borrowings	0.3	0.4
Non-cash stock-based compensation	3.1	2.1
Provisions for losses on accounts receivable	0.5	0.2
Deferred income taxes	1.8	0.1
Changes in operating assets and liabilities
Notes and accounts receivable	0.2	(14.4)
Prepaid assets	1.9	2.1
Right-of-use assets	95.4	—
Other assets	(2.6)	(0.4)
Accounts payable	(7.6)	(9.2)
Long-term lease liabilities	(99.0)	—
Accrued liabilities	(3.0)	5.1
Net cash provided by operating activities	54.8	35.6
Investing activities
Purchase of leasehold improvements and equipment	(6.4)	(6.7)
Proceeds from sale of equipment and contract terminations	0.3	0.2
Proceeds from sale of equity method investee's sale of assets	—	19.3
Cost of contracts purchased	(2.1)	(0.8)
Net cash (used in) provided by investing activities	(8.2)	12.0
Financing activities
Payments on credit facility revolver	(360.3)	(101.6)
Proceeds from credit facility revolver	347.8	104.8
Payments on credit facility term loan	(8.4)	(50.0)
Payments on other long-term borrowings	(1.6)	(0.3)
Distribution to noncontrolling interest	(2.4)	(2.6)
Payments of debt issuance costs and original discount on borrowings	—	(0.1)
Repurchase of common stock	(32.0)	—
Net cash used in financing activities	(56.9)	(49.8)
Effect of exchange rate changes on cash and cash equivalents	—	(0.4)
Decrease in cash and cash equivalents	(10.3)	(2.6)
Cash and cash equivalents at beginning of year	39.9	22.8
Cash and cash equivalents at end of period	$29.6	$20.2
Supplemental disclosures
Cash paid during the period for
Interest	$13.8	$5.5
Income taxes, net	$11.6	$11.8

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Adjusted Gross Profit, Adjusted G&A, Adjusted Net Income, and Adjusted Net Income Per Share
(millions, except for share and per share data) (unaudited)
	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Gross profit
Gross profit, as reported	$58.7	$45.0	$173.8	$135.6
Add (subtract): Gross profit related to asset sales or dispositions, including earnings from an equity method investee transaction	—	—	—	0.1
Other, rounding	—	—	—	(0.1)
Adjusted gross profit	$58.7	$45.0	$173.8	$135.6

General and administrative expenses
General and administrative expenses, as reported	$26.0	$18.7	$80.8	$63.3
Subtract: Restructuring, acquisition and integration costs	—	(0.6)	(1.3)	(3.4)
Other, rounding	—	—	—	—
Adjusted G&A	$26.0	$18.1	$79.5	$59.9

Net income attributable to SP Plus
Net income attributable to SP Plus, as reported	$14.2	$13.5	$40.0	$44.1
Add: Restructuring, acquisition and integration costs	—	0.6	1.3	3.4
Add (subtract): EBITDA related to asset sales or dispositions, including earnings from an equity method investee transaction	—	—	—	0.1
	—	—	—	(10.1)
Add: Amortization of acquired intangibles	3.8	1.3	11.4	4.0
Net tax effect of adjustments	(1.0)	(0.5)	(3.4)	0.7
Non-routine tax	—	0.6	(0.4)	0.6
Other, rounding	(0.1)	—	(0.2)	—
Adjusted net income attributable to SP Plus	$16.9	$15.5	$48.7	$42.8

Net income per share, as reported
Basic	$0.64	$0.60	$1.79	$1.97
Diluted	$0.64	$0.60	$1.78	$1.95

Adjusted net income per share
Basic	$0.77	$0.69	$2.19	$1.91
Diluted	$0.77	$0.69	$2.17	$1.89

Weighted average shares outstanding
Basic	21,945,129	22,439,884	22,277,852	22,370,789
Diluted	22,038,905	22,626,746	22,411,965	22,607,274

Supplemental Financial Information - Reconciliation of Organic Gross Profit Growth
	Year-over-Year for Three months ended		Year-over-Year for Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Total gross profit growth (decline)	30%	(2%)	28%	(6%)
less: Decline due to sale of Joint Venture interest in 2017	0%	0%	0%	(6%)
less: Growth due to Bags Acquisition	21%	0%	22%	0%
Organic gross profit growth	9%	(2%)	6%	0%
less: (Decline) growth due to changes in prior-year insurance loss reserve estimates	(2%)	(3%)	(1%)	0%
less: Impact of other non-underlying factors (1)	0%	0%	1%	(2%)
As adjusted	11%	1%	6%	2%

(1) Includes the impact of lease modifications and early termination settlements and write-offs

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(millions) (unaudited)
	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income attributable to SP Plus, as reported	$14.2	$13.5	$40.0	$44.1
Add (subtract):
Income tax expense	5.7	5.6	14.6	16.9
Interest expense, net	4.7	2.0	14.4	6.2
Equity in earnings from investment in unconsolidated entity	—	—	—	(10.1)
Depreciation and amortization expense	7.3	4.2	21.8	12.7
Other, rounding	(0.1)	—	—	—
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$31.8	$25.3	$90.8	$69.8

Add: Restructuring, acquisition and integration costs	—	0.6	1.3	3.4
Other, rounding	—	—	—	0.1
Adjusted EBITDA	$31.8	$25.9	$92.1	$73.3

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net cash provided by operating activities	$33.5	$10.3	$54.8	$35.6
Net cash (used in) provided by investing activities	(2.8)	(2.7)	(8.2)	12.0
less: Proceeds from sale of business or equity method investee's sale of assets, net (a)	—	1.3	—	(15.4)
Distribution to noncontrolling interest	(1.0)	(1.0)	(2.4)	(2.6)
Effect of exchange rate changes on cash and cash equivalents	—	0.2	—	(0.4)
Other, rounding	0.1	—	0.1	(0.1)
Free cash flow	$29.8	$8.1	$44.3	$29.1

(a) Net of cash income taxes paid

SP Plus Corporation
Commercial Division Locations (1)
	September 30, 2019	December 31, 2018	September 30, 2018
Leased facilities	617	628	628
Managed facilities	2,556	2,514	2,572
Total facilities (Commercial)	3,173	3,142	3,200

(1) The Company is presenting location data for the Commercial Division only. All prior periods have been modified to represent the Commercial Division only.

SP Plus Corporation
Supplemental Financial Information - Reconciliation of forward-looking adjusted measures to their comparable GAAP measures

	2019 Outlook	Per Share
Net income attributable to SP Plus, as reported	Approximately $46 - $49 million	$2.10 to $2.20
plus: Integration costs, after tax	Approximately $0.7 million	Approximately $0.03
plus: Amortization of acquired intangible assets, after tax	Approximately $11 million	Approximately $0.48
Adjusted net income attributable to SP Plus	Approximately $58 - $61 million	$2.61 - $2.71

Net income attributable to SP Plus, as reported	Approximately $46 - $49 million
plus: Income tax expense	Approximately $17 - $20 million
plus: Interest expense, net	Approximately $18 - $20 million
plus: Amortization of acquired intangibles	Approximately $15 million
plus: Depreciation and amortization, other	Approximately $14 - $16 million
EBITDA, as reported	Approximately $110 - $120 million
plus: Integration costs	Approximately $1 million
Adjusted EBITDA	Approximately $111 - $121 million

Net cash from operating activities (1)	Approximately $54 - $68 million
less: Capital expenditures, net	Approximately $12 - $15 million
less: Distributions to non-controlling shareholders	Approximately $2 - $3 million
Free cash flow	Approximately $40 - $50 million

(1) Includes cash used for integration-related costs